FS Energy and Power Fund 8-K

Exhibit 10.7

GUARANTEE, PLEDGE AND SECURITY AGREEMENT

dated as of

May 18, 2016

among

BRYN MAWR FUNDING LLC,

as Borrower

The SUBSIDIARY GUARANTORS Party Hereto

BARCLAYS BANK PLC,
as Revolving Administrative Agent

and

BARCLAYS BANK PLC,
as Collateral Agent

TABLE OF CONTENTS

Page

Section 1.	Definitions, Etc.	1

1.01	Certain Uniform Commercial Code Terms	1
1.02	Additional Definitions	2
1.03	Terms Generally	14

Section 2.	Representations and Warranties	14

2.01	Organization	14
2.02	Authorization; Enforceability	14
2.03	Governmental Approvals; No Conflicts	14
2.04	Title	15
2.05	Names, Etc.	15
2.06	Changes in Circumstances	15
2.07	Pledged Equity Interests	15
2.08	Promissory Notes	16
2.09	Deposit Accounts and Securities Accounts	16
2.10	Commercial Tort Claims	16
2.11	Intellectual Property and Licenses	16

Section 3.	Guarantee	19

3.01	The Guarantee	19
3.02	Obligations Unconditional	19
3.03	Reinstatement	20
3.04	Subrogation	20
3.05	Remedies	21
3.06	Continuing Guarantee	21
3.07	Instrument for the Payment of Money	21
3.08	Rights of Contribution	21
3.09	General Limitation on Guarantee Obligations	22
3.10	Indemnity by Borrower	22
3.11	Keepwell.	22

Section 4.	Collateral	23

Section 5.	Certain Agreements Among Secured Parties	24

5.01	Priorities; Additional Collateral	24
5.02	Turnover of Collateral	25
5.03	Cooperation of Secured Parties	25
5.04	Limitation upon Certain Independent Actions by Secured Parties	25
5.05	No Challenges	25
5.06	Rights of Secured Parties as to Secured Obligations	26

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Section 6.	Covenants of the Obligors	26

6.01	Delivery and Other Perfection	26
6.02	Name; Jurisdiction of Organization, Etc.	28
6.03	Other Liens, Financing Statements or Control	28
6.04	Transfer of Collateral	28
6.05	Additional Subsidiary Guarantors	28
6.06	Control Agreements	29
6.07	Revolving Credit Facility	29
6.08	Pledged Equity Interests	29
6.09	Voting Rights, Dividends, Etc. in Respect of Pledged Interests	30
6.10	Commercial Tort Claims	32
6.11	Intellectual Property	32

Section 7.	Acceleration Notice; Remedies; Distribution of Collateral	34

7.01	Notice of Acceleration	34
7.02	Preservation of Rights	34
7.03	Events of Default, Etc.	34
7.04	Deficiency	35
7.05	Private Sale	35
7.06	Application of Proceeds	36
7.07	Attorney-in-Fact	37
7.08	Grant of Intellectual Property License	37
7.09	Authority	37
7.10	Exercise of Control	38

Section 8.	The Collateral Agent	38

8.01	Appointment; Powers and Immunities	38
8.02	Information Regarding Secured Parties	39
8.03	Reliance by Collateral Agent	39
8.04	Rights as a Secured Party	39
8.05	Indemnification	40
8.06	Non-Reliance on Collateral Agent and Other Secured Parties	40
8.07	Failure to Act	41
8.08	Resignation of Collateral Agent	41
8.09	Agents	41

Section 9.	Miscellaneous	41

9.01	Notices	41
9.02	No Waiver	42
9.03	Amendments to Security Documents.	42
9.04	Expenses; Indemnity; Damage Waiver	43
9.05	Successors and Assigns	45
9.06	Counterparts; Integration; Effectiveness; Electronic Execution	45

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9.07	Severability	46
9.08	Governing Law; Submission to Jurisdiction	46
9.09	Waiver of Jury Trial	46
9.10	Headings	47
9.11	Termination	47
9.12	Confidentiality	47

EXHIBIT A – Form of Guarantee Assumption Agreement

EXHIBIT B – Form of Intellectual Property Security Agreement

EXHIBIT C – Form of Pledge Supplement

ANNEX 2.05 – Obligor Information

ANNEX 2.07 – Pledged Equity Interests

ANNEX 2.08 – Pledged Debt

ANNEX 2.09 – Accounts

ANNEX 2.10 – Commercial Tort Claims

ANNEX 2.11 – Copyrights, Patents and Trademarks

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 GUARANTEE, PLEDGE AND SECURITY AGREEMENT, dated as of May 18, 2016 (as amended, supplemented, or otherwise modified from time to time, this “Agreement”), among Bryn Mawr Funding LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), each entity that becomes a “SUBSIDIARY GUARANTOR” after the date hereof pursuant to Section 6.05 hereof (collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), BARCLAYS BANK PLC (“Barclays”), as administrative agent for the parties defined as “Lenders” under the Revolving Credit Facility referred to below (in such capacity, together with its successors in such capacity, the “Revolving Administrative Agent”) and Barclays, as collateral agent for the Secured Parties hereinafter referred to (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution and delivery of this Agreement, the Borrower, certain lenders and the Revolving Administrative Agent are entering into the Revolving Credit Facility (as hereinafter defined), pursuant to which such lenders have agreed to extend credit (by means of revolving loans and letters of credit) to the Borrower from time to time;

WHEREAS, to induce such lenders to extend credit to the Borrower under the Revolving Credit Facility, the Borrower wishes to provide (a) for certain of its Subsidiaries from time to time to become parties hereto and to guarantee the payment of the Guaranteed Obligations (as hereinafter defined), and (b) for the Borrower and the Subsidiary Guarantors to provide collateral security for the Secured Obligations (as hereinafter defined);

WHEREAS, the Obligors and the Secured Parties agree that the Collateral Agent shall administer the Collateral, and the Collateral Agent is willing to so administer the Collateral pursuant to the terms and conditions set forth herein;

NOW THEREFORE, the parties hereto agree as follows:

Section 1.

Definitions, Etc.

1.01

Certain Uniform Commercial Code Terms. As used herein, the terms “Account”, “Chattel Paper”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Equipment”, “Investment Property”, “Letter-of-Credit Right”, “Money”, “Proceeds”, “Promissory Note”, “Supporting Obligations” and “Tangible Chattel Paper” have the respective meanings set forth in Article 9 of the NYUCC, and the terms “Certificated Security”, “Clearing Corporation”, “Entitlement Holder”, “Financial Asset”, “Indorsement”, “Securities Account”, “Securities Intermediary”, “Security”, “Security Entitlement” and “Uncertificated Security” have the respective meanings set forth in Article 8 of the NYUCC.

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1.02

Additional Definitions. In addition, as used herein:

“Acceleration” means the Credit Agreement Obligations or any other Secured Obligations of any Secured Party having been declared (or become) due and payable in full in accordance with the applicable Debt Documents following the occurrence of an Event of Default or an analogous event by the Borrower and the receipt of any notice and/or expiration of any applicable grace period with respect thereto.

“Acceleration Notice” has the meaning specified in Section 7.01.

“Agent Members” means members of, or participants in, a depositary, including the Depositary, Euroclear or Clearstream.

“Agreement” has the meaning assigned to such term in the preamble of this Agreement.

“Belgium” means the Kingdom of Belgium

“Borrower” has the meaning assigned to such term in the preamble of this Agreement.

“Clearing Corporation Security” means a security that is registered in the name of, or Indorsed to, a Clearing Corporation or its nominee or is in the possession of the Clearing Corporation in bearer form or Indorsed in blank by an appropriate Person.

“Clearstream” means Clearstream Banking, société anonyme, a corporation organized under the laws of the Grand Duchy of Luxembourg.

“Clearstream Security” means a Security that (a) is a debt or equity security and (b) is capable of being transferred to an Agent Member’s account at Clearstream pursuant to the definition of “Delivery”, whether or not such transfer has occurred.

“Collateral” has the meaning assigned to such term in Section 4.

“Collateral Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Commercial Tort Claims” means all “commercial tort claims” (as defined in Article 9 of the NYUCC) held by any Obligor, including all commercial tort claims listed on Annex 2.10 hereto.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights (whether such Obligor is licensee or licensor thereunder) including each agreement referred to in Annex 2.11 hereto.

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“Copyrights” shall mean all United States and foreign copyrights (including community designs), including copyrights in software and databases, and all “Mask Works” (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit.

“Credit Agreement Obligations” means, collectively, all obligations of the Borrower and the Subsidiary Guarantors to the Revolving Lenders and the Revolving Administrative Agent under the Revolving Credit Facility and the other Loan Documents, including in each case in respect of the principal of and interest on the loans made or letters of credit issued thereunder, and all reimbursement obligations, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to the Revolving Administrative Agent or the Revolving Lenders or any of them under or in respect of the Revolving Credit Facility and the other Loan Documents, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to the Borrower, whether or not such interest or expenses are allowed as a claim in such proceeding; provided that Credit Agreement Obligations shall not include any Excluded Swap Obligation.

“Custodian” means State Street Bank and Trust Company, or any other financial institution mutually agreeable to the Collateral Agent and the Borrower, as custodian holding documentation for Portfolio Investments, and accounts of the Obligors holding Portfolio Investments, on behalf of the Obligors and, pursuant to the Custodian Agreement, the Collateral Agent. The term “Custodian” includes any agent or sub-custodian acting on behalf of the Custodian.

“Custodian Agreement” means a control agreement entered into by and among an Obligor, the Collateral Agent and a Custodian, in form and substance reasonably acceptable to the Collateral Agent.

“Debt Documents” means, collectively, the Revolving Credit Facility, any Swap Agreement evidencing or relating to any Swap Agreement Obligations and the Security Documents.

“Deliver”, “Delivered” or “Delivery” (whether to the Collateral Agent or otherwise) means, with respect to any Portfolio Investment of any Obligor or other Collateral, that such Portfolio Investment or other Collateral is held, registered or covered by a recorded UCC-1 financing statement as described below, in each case in a manner reasonably satisfactory to the Collateral Agent:

(a)

subject to clause (l) below, in the case of each Certificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Certificated Security is either (i) in the possession of the Collateral Agent and registered in the name of the Collateral Agent (or its nominee) or Indorsed to the Collateral Agent or in blank, or (ii) in the possession of the Custodian and registered in the name of the Custodian (or its nominee) or Indorsed in blank and, in the case of this clause (ii), the Custodian has either (A) agreed in documentation reasonably acceptable to the Collateral Agent (it being understood that the Custodian Agreement dated as of the Effective Date is reasonably acceptable to the Collateral Agent) to hold such Certificated Security as bailee on behalf of the Collateral Agent or (B) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Certificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(b)

subject to clause (l) below, in the case of each Instrument, that such Instrument is either (i) in the possession of the Collateral Agent and indorsed to the Collateral Agent or in blank or (ii) in the possession of the Custodian and the Custodian has either (x) agreed (it being understood that the Custodian Agreement dated as of the Effective Date is reasonably acceptable to the Collateral Agent) to hold such Instrument as agent or bailee on behalf of the Collateral Agent or (y) credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Instrument constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(c)

subject to clause (l) below, in the case of each Uncertificated Security (other than a Special Equity Interest, U.S. Government Security, Clearing Corporation Security, Euroclear Security or Clearstream Security), that such Uncertificated Security is either (i) registered on the books of the issuer thereof to the Collateral Agent (or its nominee), or (ii) registered on the books of the issuer thereof to the Custodian (or its nominee) under an arrangement where the Custodian has credited the same to a Securities Account for which the Custodian is a Securities Intermediary and has agreed that such Uncertificated Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(d)

subject to clause (l) below, in the case of each Clearing Corporation Security, that such Clearing Corporation Security is either (i) credited to a Securities Account of the Collateral Agent at such Clearing Corporation (and, if such Clearing Corporation Security is a Certificated Security, that the same is in the possession of such Clearing Corporation, or of an agent or custodian on its behalf), or (ii) credited to a Securities Account of the Custodian at such Clearing Corporation (and, if a Certificated Security, so held in the possession of such Clearing Corporation, or of an agent or custodian on its behalf) and the Security Entitlement of the Custodian in such Clearing Corporation Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such Clearing Corporation Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

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(e)

in the case of each Euroclear Security and Clearstream Security, that the actions described in clause (d) above have been taken with respect to such Security as if such Security were a Clearing Corporation Security and Euroclear and Clearstream were Clearing Corporations; provided, that such additional actions shall have been taken as shall be necessary under the law of Belgium (in the case of Euroclear) and Luxembourg (in the case of Clearstream) to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Security under the NYUCC;

(f)

in the case of each U.S. Government Security, that such U.S. Government Security is either (i) credited to a securities account of the Collateral Agent at a Federal Reserve Bank, or (ii) credited to a Securities Account of the Custodian at a Federal Reserve Bank and the Security Entitlement of the Custodian in such Federal Reserve Bank Securities Account has been credited by the Custodian to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that such U.S. Government Security constitutes a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(g)

in the case of any Tangible Chattel Paper, that the original of such Tangible Chattel Paper is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such Tangible Chattel Paper as agent or bailee on behalf of the Collateral Agent, and in each case any agreements that constitute or evidence such Tangible Chattel Paper is free of any marks or notations indicating that it is then pledged, assigned or otherwise conveyed to any Person other than the Collateral Agent;

(h)

subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor organized in the United States, that such General Intangible falls within the collateral description of a UCC-1 financing statement, naming the relevant Obligor as debtor and the Collateral Agent as secured party and filed (x) in the jurisdiction of organization of such Obligor, in the case of an Obligor that is a “registered organization” (as defined in the NYUCC) or (y) in such other filing office as may be required for perfection by filing under the Uniform Commercial Code as in effect in any applicable jurisdiction, in the case of any other Obligor; provided that in the case of a participation in a debt obligation where such debt obligation is evidenced by an Instrument, any of the following: (i) the criteria in clause (b) above have been satisfied with respect to such Instrument, (ii) such Instrument is in the possession of the applicable participating institution in the United States, and such participating institution has agreed that it holds possession of such Instrument for the benefit of the Collateral Agent (or for the benefit of the Custodian, and the Custodian has agreed that it holds the interest in such Instrument as agent or bailee on behalf of the Collateral Agent) or (iii) such Instrument is in the possession of the applicable participating institution outside of the United States and the relevant Obligor has taken or caused such participating institution (and, if applicable, the obligor that issued such Instrument) to take such actions as shall be necessary under the law of the jurisdiction where such Instrument is physically located to accord the Collateral Agent rights substantially equivalent to NYUCC Control over such Instrument under the NYUCC;

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(i)

subject to clause (m) below, in the case of each General Intangible (including any participation in a debt obligation) of an Obligor not organized in the United States, that such Obligor shall have taken such action as shall be necessary to accord the Collateral Agent rights substantially equivalent to a perfected first-priority (subject to Liens permitted pursuant to the Debt Documents) security interest in such General Intangible under the NYUCC;

(j)

in the case of any Deposit Account or Securities Account, that the bank or Securities Intermediary at which such Deposit Account or Securities Account, as applicable, is located has agreed that the Collateral Agent has NYUCC Control over such Deposit Account or Securities Account, or that such Deposit Account or Securities Account is in the name of the Custodian and the Custodian has credited its rights in respect of such Deposit Account or Securities Account (the “Underlying Accounts”) to a Securities Account for which the Custodian is a Securities Intermediary under an arrangement where the Custodian has agreed that the rights of the Custodian in such Underlying Accounts constitute a Financial Asset and that the Collateral Agent has NYUCC Control over such Securities Account;

(k)

in the case of any money (regardless of currency), that such money has been credited to a Deposit Account or Securities Account over which the Collateral Agent has NYUCC Control as described in clause (j) above;

(l)

in the case of any Certificated Security, Uncertificated Security or Instrument or Special Equity Interest either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the NYUCC that has possession or control of such Certificated Security, Uncertificated Security, Instrument or Special Equity Interest;

(m)

in the case of each Portfolio Investment of any Obligor consisting of a Bank Loan, in addition to all other actions required to be taken hereunder, that all actions shall have been taken as required by Section 5.08(c)(iv) of the Revolving Credit Facility;

(n)

subject to clause (l) above, in the case of a Special Equity Interest constituting a Certificated Security, that the holder of the first Lien on such Certificated Security has possession of such Certificated Security in the United States (which has been registered in the name of such holder (or its nominee) or Indorsed to such holder or in blank) and has agreed to deliver the certificates evidencing such Certificated Security directly to the Collateral Agent upon the discharge of such Lien and has acknowledged that it holds such certificates for the Collateral Agent subject to such Lien (it being understood that, upon receipt of any such Certificated Security, if so requested by the Borrower the Collateral Agent shall deliver the same to the Custodian to be held in accordance with the provisions of clause (a) above) and, in the case of a Special Equity Interest constituting an Uncertificated Security, that the holder of the first Lien on such Uncertificated Security has been registered as the holder thereof on the books of the issuer thereof and acknowledged that it holds such Uncertificated Security for the Collateral Agent subject to such Lien; and

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(o)

in the case of each Portfolio Investment of any Obligor or other Collateral not of a type covered by the foregoing clauses (a) through (n), that such Portfolio Investment or other Collateral (to the extent required to be “Delivered” pursuant to Section 6.01(a)) has been transferred to the Collateral Agent in accordance with applicable law and regulation.

Notwithstanding the foregoing, any Instrument or Promissory Note in which the Collateral Agent has a first-priority perfected security interest pursuant to a valid Uniform Commercial Code filing may satisfy the requirements of the definition “Deliver”, “Delivered” and “Delivery” if it otherwise satisfies all the requirements hereof notwithstanding the fact that it is not in the physical possession of the Collateral Agent or the Custodian (x) if such Portfolio Investment is owned by such Obligor on the date of this Agreement, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 30 Business Days from the date hereof, and (y) (1) if such Portfolio Investment is acquired by the Obligor after the date hereof, if such Instrument or Promissory Note is in the possession of the Collateral Agent or the Custodian as required above within 10 Business Days of the acquisition of the Portfolio Investment relating to such Instrument or Promissory Note and (2) as a result of the syndication, sale, transfer, assignment or exchange of a portion of a Portfolio Investment relating to such Instrument or Promissory Note, if the Borrower, within 20 Business Days, receives new or additional Instruments or Promissory Notes in connection with such syndication, sale, transfer, assignment or exchange and such new or additional Instruments or Promissory Notes are in the possession of the Collateral Agent or the Custodian as required above.

Notwithstanding the foregoing, any Portfolio Investment the purchase of which has not yet settled shall satisfy the requirements of the definition “Deliver”, “Delivered” and “Delivery” if the trade ticket or other applicable documentation evidencing the agreement to purchase such Portfolio Investment is either (i) in the possession of the Collateral Agent in the United States or (ii) in the possession of the Custodian in the United States under an arrangement where the Custodian has agreed to hold such documentation as agent or bailee on behalf of the Collateral Agent.

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“Depositary” means The Depositary Trust Company, its nominees and their respective successors.

“Enforcement Action” means an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the Security Documents (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the NYUCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third parties to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third parties for the purposes of valuing, marketing, promoting, and selling Collateral, (c) to receive a transfer of Collateral in satisfaction of the Secured Obligations, (d) to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Debt Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Collateral); provided that “Enforcement Action” will not be deemed to include (x) actions in preparation for any of the foregoing and (y) actions to preserve rights of the Obligors, Collateral Agent and/or the Secured Parties in and to the Collateral.

“Euroclear” means Euroclear Bank, S.A., as operator of the Euroclear system.

“Euroclear Security” means a Security that (a) is a debt or equity Security and (b) is capable of being transferred to an Agent Member’s account at Euroclear, whether or not such transfer has occurred.

“Event of Default” means any “Event of Default” under and as defined in the Revolving Credit Facility, and any event or condition that enables or permits (after giving effect to any applicable grace or cure periods) the holder or holders of any Swap Agreement Obligations or any trustee or agent on its or their behalf to cause any Swap Agreement Obligations to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity.

“Excluded Accounts” means, with respect to Deposit Accounts or Securities Accounts, (i) any account exclusively used for payroll, payroll taxes and other employee wage, health and benefit payments, including pension fund and 401(k) accounts, (ii) any withholding tax account, (iii) any fiduciary accounts or any account for which any Obligor is the servicer for another Person or any “Agency Account” pursuant to the Revolving Credit Facility, (iv) for the avoidance of doubt, any “escrow” or analogous account in which an Obligor has an interest, (v) to the extent constituting a Permitted Lien, any account which exclusively holds cash collateral posted as margin to secure any Swap Agreement, (vi) any account in which the aggregate value of deposits therein, together with all other such accounts under this clause (vi), does not at any time exceed $75,000, and (vii) any account which exclusively receives tax distributions from any Portfolio Investment (provided that all funds deposited in such account are promptly remitted to pay taxes of such Obligor); provided that, the term “Excluded Accounts” shall not include any account subject to the Custodian Agreement.

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“Excluded Assets” means, individually and collectively, (i) any Excluded Equity Interest, (ii) any Excluded Account, (iii) any intent-to-use application for United States trademark registration and (iv) any Equity Interest in a Portfolio Investment that is issued as an “equity kicker” to holders of subordinated debt and is pledged to secure senior debt of such Portfolio Investment to the extent prohibited thereby.

“Excluded Equity Interest” means any (i) Equity Interest of a CFC or a Transparent Subsidiary, other than (x) non-voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by an Obligor, and (y) 65% of the voting Equity Interests in a CFC or Transparent Subsidiary, as applicable, that are directly held by an Obligor, and (ii) Equity Interests issued by any Tax Blocker Subsidiary; provided, that if any such CFC, Transparent Subsidiary or Tax Blocker Subsidiary shall at any time cease to be a CFC, Transparent Subsidiary or Tax Blocker Subsidiary, as applicable, pursuant to the Revolving Credit Facility or otherwise, the Equity Interests issued by such Person shall no longer constitute Excluded Equity Interests and shall become part of the Collateral hereunder.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Agreement Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Agreement Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Subsidiary Guarantor becomes effective with respect to such specific Swap Agreement Obligation. If a Swap Agreement Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Agreement Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“GAAP” means generally accepted accounting principles in the United States.

“Guarantee Assumption Agreement” means a Guarantee Assumption Agreement substantially in the form of Exhibit A, between the Collateral Agent and an entity that, pursuant to Section 6.05, is required to become a “Subsidiary Guarantor” hereunder (with such changes as the Collateral Agent shall reasonably request, consistent with the requirements of Section 6.05, or to which the Collateral Agent shall otherwise consent).

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“Guaranteed Obligations” means, collectively, the Credit Agreement Obligations and the Swap Agreement Obligations.

“Indorsed” means, with respect to any Certificated Security, that such Certificated Security has been assigned or transferred to the applicable transferee pursuant to an effective Indorsement.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Luxembourg” means the Grand Duchy of Luxembourg.

“NYUCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“NYUCC Control” means “control” as defined in Section 9-104, 9-105, 9-106 or 9-107 of the NYUCC.

“Obligors” has the meaning given to such term in the preamble of this Agreement. For the avoidance of doubt, the term “Obligor” shall exclude CFCs, Transparent Subsidiaries and Tax Blocker Subsidiaries.

“Patent Licenses” means all agreements providing for the granting of any right in or to Patents (whether such Obligor is licensee or licensor thereunder) including each agreement referred to in Annex 2.11 hereto.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (i) each patent and patent application referred to in Annex 2.11 hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, and (vi) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Permitted Liens” means any Liens (other than the Liens created or provided under this Agreement or the other Security Documents) not prohibited by the provisions of the Revolving Credit Facility, including with respect to a Special Equity Interest any Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in the Revolving Credit Facility.

“Pledge Supplement” means a supplement to this Agreement substantially in the form of Exhibit C.

“Pledged Debt” means all indebtedness owed to any Obligor (other than Portfolio Investments (unless issued by a Subsidiary)), the instruments (if any) evidencing such indebtedness (including the instruments described on Annex 2.08 hereto) and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness.

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“Pledged Equity Interests” means all Equity Interests (other than Excluded Equity Interests) owned by any Obligor issued by any Subsidiary of such Obligor (including the Equity Interests described on Annex 2.07 hereto) and the certificates, if any, representing such Equity Interests and any interest of such Obligor in the entries on the books of the issuer of such Equity Interests or on the books of any Securities Intermediary pertaining to such Equity Interests, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests.

“Pledged Interests” means all Pledged Debt and Pledged Equity Interests.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Agreement Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Agreement Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” by entering into a keepwell under section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Required Secured Parties” has the meaning given to the term “Required Lenders” in the Revolving Credit Facility.

“Revolving Administrative Agent” has the meaning assigned to such term in the preamble of this Agreement.

“Revolving Credit Facility” means (i) the Senior Secured Revolving Credit Agreement, dated as of May 18, 2016, among the Borrower, the lenders party thereto and Barclays, as administrative agent (the “Existing Revolving Credit Agreement”) and (ii) any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement of the Existing Revolving Credit Agreement (or to any such amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement).

“Revolving Lender” means any “Lender” (as defined in the Revolving Credit Facility) that is from time to time party to the Revolving Credit Facility.

“Revolving Loans” means the Loans made by the Revolving Lenders to the Borrower pursuant to the Revolving Credit Facility.

“Secured Obligations” means, collectively, (a) in the case of the Borrower, the Credit Agreement Obligations and the Swap Agreement Obligations, (b) in the case of the Subsidiary Guarantors, the obligations of the Subsidiary Guarantors in respect of the Guaranteed Obligations pursuant to Section 3.01 and (c) in the case of all Obligors, all present and future obligations of the Obligors to the Secured Parties, or any of them, hereunder or under any other Security Document; provided that Secured Obligations shall not include any Excluded Swap Obligation.

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“Secured Party” means, collectively, the Revolving Lenders (including those holding Swap Agreement Obligations), the Revolving Administrative Agent and each Person that is not a Revolving Lender and is owed a Swap Agreement Obligation of the type described in, and subject to the conditions set forth in, the second paragraph of the definition of “Swap Agreement Obligations” and the Collateral Agent.

“Security Documents” means, collectively, this Agreement, the FSEP Pledge Agreement, the Custodian Agreement and all other assignments, pledge agreements, security agreements, control agreements, custodial agreements and other instruments executed and delivered at any time by FSEP or any of the Obligors pursuant hereto, to the FSEP Pledge Agreement or otherwise providing or relating to any collateral security for any of the Secured Obligations or the FSEP Pledge Agreement, as applicable.

“Subsidiary Guarantors” has the meaning given to such term in the preamble of this Agreement.

“Swap Agreement Obligations” means, collectively, all obligations of any Obligor to any Revolving Lender under any Swap Agreement that has been designated by the Borrower by notice to the Collateral Agent as being secured by this Agreement, including in each case all margin payments, termination payments, fees, indemnification payments and other amounts whatsoever, whether direct or indirect, absolute or contingent, now or hereafter from time to time owing to such Revolving Lender (or any Affiliate thereof) under such Swap Agreement, and including all interest and expenses accrued or incurred subsequent to the commencement of any bankruptcy or insolvency proceeding with respect to such Obligor, whether or not such interest or expenses are allowed as a claim in such proceeding; provided, that Swap Agreement Obligations shall not include any Excluded Swap Obligation.

For purposes hereof, it is understood that any such obligations of any Obligor to a Person arising under a Swap Agreement entered into at the time such Person (or an Affiliate thereof) is a “Revolving Lender” party to the Revolving Credit Facility shall nevertheless continue to constitute Swap Agreement Obligations for purposes hereof, notwithstanding that such Person (or its Affiliate) may have assigned all of its Loans and other interests in the Revolving Credit Facility and, therefore, at the time a claim is to be made in respect of such obligations, such Person (or its Affiliate) is no longer a “Revolving Lender” party to the Revolving Credit Facility; provided that neither such Person nor any such Affiliate shall be entitled to the benefits of this Agreement (and such obligations shall not constitute Swap Agreement Obligations hereunder) unless, at or prior to the time it ceased to be a Revolving Lender hereunder, it shall have notified the Collateral Agent in writing of the existence of such agreement. Subject to and without limiting the preceding sentence, any Affiliate of a Revolving Lender that is a party to a Swap Agreement shall be included in the term “Revolving Lender” for purposes of this Agreement solely for purposes of the rights and obligations arising hereunder in respect of such Swap Agreement and the Swap Agreement Obligations thereunder.

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The designation of any Swap Agreement as being secured by this Agreement in accordance with the first paragraph under this definition of “Swap Agreement Obligations” shall not create in favor of any Revolving Lender or any Affiliate thereof that is a party thereto (i) any rights in connection with the management or release of any Collateral or of the obligations of any Obligor under this Agreement or (ii) any rights to consent to any amendment, waiver or other matter under this Agreement or any other Loan Document. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, as applicable, no provider or holder of any Swap Agreement Obligations (other than in its capacity as Revolving Administrative Agent, Collateral Agent or Revolving Lender to the extent applicable) has any individual right to enforce this Agreement or bring any remedies with respect to any Lien on Collateral granted pursuant to the Loan Documents. By accepting the benefits of this Agreement, such party shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by this Agreement as a Secured Party, subject to the limitations set forth in the preceding sentence.

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks (whether such Obligor is licensee or licensor thereunder) including each agreement referred to in Annex 2.11 hereto.

“Trademarks” means all United States and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, and all registrations and applications for any of the foregoing including: (i) the registrations and applications referred to in Annex 2.11 hereto, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Obligor is licensee or licensor thereunder) including each agreement referred to in Annex 2.11 hereto.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

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1.03

Terms Generally. Unless otherwise defined herein, terms defined in the Revolving Credit Facility are used herein as therein defined. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein, in the Revolving Credit Facility or therein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein or in the applicable Debt Document), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections, Exhibits and Annexes shall be construed to refer to Sections of, and Exhibits and Annexes to, this Agreement and (e) the

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words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 2.

Representations and Warranties. Each Obligor represents and warrants to the Secured Parties that:

2.01

Organization. Such Obligor is duly organized or incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation.

2.02

Authorization; Enforceability. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, are within such Obligor’s corporate, limited liability company or other powers and have been duly authorized by all necessary corporate, limited liability company or other action, including by all necessary shareholder or member action. This Agreement has been duly executed and delivered by such Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.03

Governmental Approvals; No Conflicts. The execution, delivery and performance of this Agreement, and the granting of the Liens contemplated hereunder, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such as have been or will be obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant hereto or under the other Security Documents, (b) will not violate any applicable law or regulation or the charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default in any material respect under any indenture, agreement or other instrument binding upon any Obligor or any of its assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant hereto or under the other Security Documents, will not result in the creation or imposition of any Lien on any asset of any Obligor (other than Permitted Liens).

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2.04

Title. Such Obligor is the sole beneficial owner of the Collateral in which a security interest is granted by such Obligor hereunder and no Lien exists upon such Collateral other than the security interest created or provided for herein or the other Security Documents , which security interest constitutes a valid first and prior perfected Lien (subject to Eligible Liens) on the Collateral included in the calculation of Total Portfolio Value and (subject to Permitted Liens) on all other Collateral (except that any such security interest in a Special Equity Interest may be subject to a Lien in favor of a creditor of the issuer of such Special Equity Interest as contemplated by the definition of such term in the Revolving Credit Facility).

2.05

Names, Etc. As of the date hereof, the full and correct legal name, type of organization, jurisdiction of organization, organizational ID number (if applicable) and place of business (or, if more than one, chief executive office) of each Obligor as of the date hereof are correctly set forth in Annex 2.05 (and of each Subsidiary Guarantor as of the date of the Guarantee Assumption Agreement referred to below are set forth in the supplement to Annex 2.05 in Appendix A to the Guarantee Assumption Agreement executed and delivered by such Obligor pursuant to Section 6.05).

2.06

Changes in Circumstances. No Obligor has (a) within the period of four months prior to the date hereof (or, in the case of any Subsidiary Guarantor, within the period of four months prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its location (as defined in Section 9-307 of the NYUCC), (b) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), changed its name or (c) as of the date hereof (or, with respect to any Subsidiary Guarantor, as of the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement), become a “new debtor” (as defined in Section 9-102(a)(56) of the NYUCC) with respect to a currently effective security agreement previously entered into by any other Person and binding upon such Obligor, in each case except as notified in writing to the Collateral Agent prior to the date hereof (or, in the case of any Subsidiary Guarantor, prior to the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.07

Pledged Equity Interests. (i) Annex 2.07 sets forth a complete and correct list of all Pledged Equity Interests owned by any Obligor on the date hereof (or owned by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) and on the date hereof or thereof such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on Annex 2.07; (ii) on the date hereof or thereof the Obligors listed on Annex 2.07 are the record and beneficial owners of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests; and (iii) no consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or first priority (subject to Eligible Liens on the Collateral included in the calculation of Total Portfolio Value and subject to Permitted Liens on all other Collateral) status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof.

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2.08

Promissory Notes. Annex 2.08 sets forth a complete and correct list of all Promissory Notes (other than any previously Delivered to the Custodian or held in a Securities Account referred to in Annex 2.09) held by any Obligor on the date hereof (or held by a Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement) that are either included in the calculation of Total Portfolio Value or have an aggregate unpaid principal amount in excess of $75,000.

2.09

Deposit Accounts and Securities Accounts. Annex 2.09 sets forth a complete and correct list of all Deposit Accounts, Securities Accounts and Commodity Accounts of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.10

Commercial Tort Claims. Annex 2.10 sets forth a complete and correct list of all Commercial Tort Claims of the Obligors on the date hereof (and of any Subsidiary Guarantor on the date it becomes a party hereto pursuant to a Guarantee Assumption Agreement).

2.11

Intellectual Property and Licenses.

(a)

Annex 2.11 sets forth a true and complete list on the date hereof (or on the date a Subsidiary Guarantor becomes a party hereto pursuant to a Guarantee Assumption Agreement) of (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Obligor and (ii) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the business of such Obligor;

(b)

on the date hereof or thereof each Obligor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Annex 2.11, and to each Obligor’s knowledge, owns or has as of the date hereof or thereof the valid right to use all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Annex 2.11;

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(c)

to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property owned by the Obligors is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and as of the date hereof or thereof each Obligor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks in full force and effect;

(d)

to each Obligor’s knowledge, on the date hereof or thereof all Intellectual Property set forth in Annex 2.11 is valid and enforceable; no holding, decision, or judgment has been rendered against any Obligor in any action or proceeding before any court or administrative authority challenging the validity of, any Obligor’s right to register, or any Obligor’s rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to each Obligor’s knowledge, threatened;

(e)

on the date hereof or thereof all registrations and applications for Copyrights, Patents and Trademarks owned by the Obligors are standing in the name of an Obligor, and none of the Trademarks, Patents, Copyrights or Trade Secrets owned by the Obligors has been licensed by any Obligor to any Affiliate or third party, except as disclosed in Annex 2.11;

(f)

as of the date hereof or thereof each Obligor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights, in each case if material to the business of such Obligor;

(g)

as of the date hereof or thereof each Obligor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by or licensed to such Obligor and has taken all action reasonably necessary to ensure that all licensees of such Trademarks use such adequate standards of quality;

(h)

to each Obligor’s knowledge, as of the date hereof or thereof the conduct of each Obligor’s business does not infringe upon or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right owned or controlled by a third party, and no claim has been made, in writing, that the use of any Intellectual Property owned or used by any Obligor (or any of its respective licensees) violates the asserted rights of any third party;

(i)

to each Obligor’s knowledge, as of the date hereof or thereof no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Obligor, or any of its respective licensees;

(j)

as of the date hereof or thereof, no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Obligor or to which any Obligor is bound that adversely affect any Obligor’s rights to own or use any Intellectual Property; and

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(k)

as of the date hereof or thereof, no Obligor has made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property that has not been terminated or released, and there is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of the Intellectual Property, other than in favor of the Collateral Agent.

Section 3.

Guarantee.

3.01

The Guarantee. The Subsidiary Guarantors hereby jointly and severally guarantee to the Collateral Agent for the benefit of each of the Secured Parties and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Guaranteed Obligations. The Subsidiary Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated or extended maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Subsidiary Guarantors will jointly and severally pay the same without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

3.02

Obligations Unconditional. The obligations of the Subsidiary Guarantors under Section 3.01 are irrevocable, absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than the satisfaction in full of the Guaranteed Obligations), it being the intent of this Section 3 that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Subsidiary Guarantors hereunder, which shall remain absolute and unconditional as described above:

(a)

at any time or from time to time, without notice to the Subsidiary Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

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(b)

any of the acts mentioned in any of the provisions of this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

(c)

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor (including the FSEP Guaranty) shall be released or exchanged in whole or in part or otherwise dealt with; or

(d)

any lien or security interest granted to, or in favor of, any Secured Party as security for any of the Guaranteed Obligations shall fail to be perfected.

The Subsidiary Guarantors hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever (except as expressly required by this Agreement or any other Debt Document), and any requirement that any Secured Party exhaust any right, power or remedy or proceed against the Borrower under this Agreement, the other Debt Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations (including FSEP).

3.03

Reinstatement. The obligations of the Subsidiary Guarantors under this Section 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations and such holder of a Guaranteed Obligation has returned to the Borrower or its designee any such rescinded payment, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Subsidiary Guarantors jointly and severally agree that they will indemnify the Secured Parties on demand for all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented fees and other charges of a single firm of counsel (but excluding the allocated costs of internal counsel)) incurred by the Secured Parties in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

3.04

Subrogation. The Subsidiary Guarantors hereby jointly and severally agree that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than unasserted, contingent obligations), and the expiration and termination of all letters of credit or commitments to extend credit under all Debt Documents, they shall not exercise any right or remedy arising by reason of any performance by them of their guarantee in Section 3.01, whether by subrogation or otherwise, against the Borrower or any other guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

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3.05

Remedies. The Subsidiary Guarantors jointly and severally agree that, as between the Subsidiary Guarantors and the Secured Parties, a Guaranteed Obligation may be declared to be forthwith due and payable as provided in the respective Debt Document therefor including, in the case of the Revolving Credit Facility, the provisions specifying the existence of an Event of Default (and shall be deemed to have become automatically due and payable in the circumstances provided therein including, in the case of the Revolving Credit Facility, such provisions) for purposes of Section 3.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower or any Subsidiary Guarantors and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 3.01.

3.06

Continuing Guarantee. The guarantee in this Section 3 is a continuing guarantee of payment (and not of collection), and shall apply to all Guaranteed Obligations whenever arising.

3.07

Instrument for the Payment of Money. Each Subsidiary Guarantor hereby acknowledges that the guarantee in this Section 3 constitutes an instrument for the payment of money, and consents and agrees that any Secured Party, at its sole option, in the event of a dispute by such Subsidiary Guarantor in the payment of any moneys due hereunder, shall (to the extent permitted under applicable law) have the right to bring motion action under New York CPLR Section 3213.

3.08

Rights of Contribution. The Obligors hereby agree, as between themselves, that if any Subsidiary Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Subsidiary Guarantor of any Guaranteed Obligations, then each other Subsidiary Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Subsidiary Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Subsidiary Guarantor to any Excess Funding Guarantor under this Section 3.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Subsidiary Guarantor under the other provisions of this Section 3 and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

For purposes of this Section 3.08, (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Subsidiary Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Subsidiary Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Subsidiary Guarantor (excluding any shares of stock or other equity interest of any other Subsidiary Guarantor) exceeds the amount of all the debts and liabilities of such Subsidiary Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Subsidiary Guarantor hereunder and any obligations of any other Subsidiary Guarantor that have been Guaranteed by such Subsidiary Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Subsidiary Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Obligors hereunder) of the Borrower and all of the Subsidiary Guarantors, determined with respect to any Subsidiary Guarantor that is a party hereto as of the date of such determination.

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3.09

General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate or other law, or any Federal or state bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under Section 3.01 would otherwise, taking into account the provisions of Section 3.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Subsidiary Guarantor, any Secured Party or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

3.10

Indemnity by Borrower. In addition to all such rights of indemnity and subrogation as the Subsidiary Guarantors may have under applicable law (but subject to Section 3.04), the Borrower agrees that (a) in the event a payment shall be made by any Subsidiary Guarantor under this Agreement, the Borrower shall indemnify such Subsidiary Guarantor for the full amount of such payment and such Subsidiary Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Subsidiary Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part the Guaranteed Obligations, the Borrower shall indemnify such Subsidiary Guarantor in an amount equal to the fair market value of the assets so sold.

3.11

Keepwell.

Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations under the guarantee contained in this Section 3 in respect of Swap Agreement Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 3.11 for the maximum amount of such liability that can be incurred without rendering its obligations under this Section 3.11, or otherwise under the guarantee contained in this Section 3, as it relates to such other Obligor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until payment in full of all the Secured Obligations (other than in respect of indemnities and contingent Obligations not then due and payable). Each Qualified ECP Guarantor intends that this Section 3.11 constitute, and this Section 3.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

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Section 4.

Collateral. As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of its Secured Obligations, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties as hereinafter provided a security interest in all of such Obligor’s right, title and interest in, to and under all of the following property and assets, in each case whether tangible or intangible, wherever located, and whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 4, other than the property excluded pursuant to the proviso to this Section 4, being collectively referred to herein as “Collateral”):

(a)

all Accounts, all Chattel Paper, all Deposit Accounts, all Documents, all General Intangibles (including all Intellectual Property), all Instruments (including all Promissory Notes), all Portfolio Investments, all Pledged Debt, all Pledged Equity Interests, all Investment Property not covered by the foregoing (including all Securities, all Securities Accounts and all Security Entitlements with respect thereto and Financial Assets carried therein, and all Commodity Accounts and Commodity Contracts), all letters of credit and Letter-of-Credit Rights, all Money and all Goods (including Inventory and Equipment), and all Commercial Tort Claims;

(b)

to the extent related to any Collateral, all Supporting Obligations;

(c)

to the extent related to any Collateral, all books, correspondence, credit files, records, invoices and other papers (including all tapes, cards, computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor); and

(d)

all Proceeds of any of the foregoing Collateral;

PROVIDED, HOWEVER, that (1) in no event shall the security interest granted under this Section 4 attach to (and there shall be excluded from the definition of “Collateral”) (A) any contract, property rights, obligation, instrument or agreement to which an Obligor is a party (or to any of its rights or interests thereunder) if the grant of such security interest would constitute or result in either (i) the abandonment, invalidation or unenforceability of any right, title or interest of such Obligor therein, (ii) a breach or termination pursuant to the terms of, or a default under, any such contract, property rights, obligation, instrument or agreement (other than to the extent that any such terms would be rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction, or (iii) any assets with respect to which applicable law prohibits the creation or perfection of such security interests therein (other than to the extent that any such prohibition is rendered ineffective by Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the relevant jurisdiction), or (B) any Excluded Assets, and notwithstanding anything to the contrary provided in this Agreement, the term “Collateral” shall not include, and the Obligors shall not be deemed to have granted a security interest in, any Excluded Assets and (2) the Obligors, may by notice to the Collateral Agent, exclude from the grant of a security interest provided above in this Section 4 (and exclude from the definition of “Collateral”), any Special Equity Interests designated by the Borrower in reasonable detail to the Collateral Agent in such notice (it being understood that the Borrower may at any later time rescind any such designation by similar notice to the Collateral Agent).

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Section 5.

Certain Agreements Among Secured Parties.

5.01

Priorities; Additional Collateral.

(a)

Pari Passu Status of Obligations. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that their respective interests in the Security Documents and the Collateral shall rank pari passu and that the Secured Obligations shall be equally and ratably secured by the Security Documents subject to the terms hereof and the priority of payment established in Section 7.06.

(b)

Sharing of Guarantees and Liens. Each Secured Party by acceptance of the benefits of this Agreement and the other Security Documents agrees that (i) such Secured Party will not accept from any Subsidiary of the Borrower any guarantee of any of the Guaranteed Obligations unless such guarantor simultaneously guarantees the payment of all of the Guaranteed Obligations owed to all Secured Parties and (ii) such Secured Party will not hold, take, accept or obtain any Lien upon any assets of any Obligor or any Subsidiary of the Borrower to secure the payment and performance of the Secured Obligations except and to the extent that such Lien is in favor of the Collateral Agent pursuant to this Agreement or another Security Document to which the Collateral Agent is a party for the benefit of all of the Secured Parties as provided herein.

Anything in this Section, or any other provision of this Agreement, to the contrary notwithstanding, this Agreement shall be inapplicable to any debtor-in-possession financing that may be provided by any Secured Party to the Borrower or any of its Subsidiaries in any Federal or state bankruptcy or insolvency proceeding, and no consent or approval of any other Secured Party shall be required as a condition to the provision by any Secured Party of any such financing, and no other Secured Party shall be entitled to share in any Lien upon any Collateral granted to any Secured Party to secure repayment of such debtor-in-possession financing; provided, that no Secured Party shall be barred from objecting to any such financing on the basis of adequate protection or any other grounds.

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5.02

Turnover of Collateral. If a Secured Party acquires custody, control or possession of any Collateral or the Proceeds therefrom, other than pursuant to the terms of this Agreement or on account of any payment that is not expressly prohibited hereby, such Secured Party shall promptly (but in any event within five Business Days) cause such Collateral or Proceeds to be Delivered in accordance with the provisions of this Agreement. Until such time as such Secured Party shall have complied with the provisions of the immediately preceding sentence, such Secured Party shall be deemed to hold such Collateral and Proceeds in trust for the benefit of the Collateral Agent.

5.03

Cooperation of Secured Parties. Each Secured Party will cooperate with the Collateral Agent and with each other Secured Party in the enforcement of the Liens upon the Collateral and otherwise in order to accomplish the purposes of this Agreement and the Security Documents.

5.04

Limitation upon Certain Independent Actions by Secured Parties. No Secured Party shall have any right to institute any action or proceeding to enforce any term or provision of the Security Documents or to enforce any of its rights in respect of the Collateral or to exercise any other remedy pursuant to the Security Documents or at law or in equity, for the purpose of realizing on the Collateral, or by reason of jeopardy of any Collateral, or for the execution of any trust or power hereunder (collectively, the “Specified Actions”), unless the Required Secured Parties have delivered written instructions to the Collateral Agent and the Collateral Agent shall have failed to act in accordance with such instructions within 30 days thereafter. In such case but not otherwise, the Required Secured Parties may appoint one Person to act on behalf of the Secured Parties solely to take any of the Specified Actions (the “Appointed Party”), and, upon the acceptance of its appointment as Appointed Party, the Appointed Party shall be entitled to commence proceedings in any court of competent jurisdiction or to take any other Specified Actions as the Collateral Agent might have taken pursuant to this Agreement or the Security Documents (in accordance with the directions of the Required Secured Parties). The Obligors acknowledge and agree that should the Appointed Party act in accordance with this provision, such Appointed Party will have all the rights, remedies, benefits and powers as are granted to the Collateral Agent pursuant hereto or pursuant to any Security Documents.

5.05

No Challenges. In no event shall any Secured Party take any action to challenge, contest or dispute the validity, extent, enforceability, or priority of the Collateral Agent’s Liens hereunder or under any other Security Document with respect to any of the Collateral, or that would have the effect of invalidating any such Lien or support any Person who takes any such action. Each of the Secured Parties agrees that it will not take any action to challenge, contest or dispute the validity, enforceability or secured status of any other Secured Party’s claims against any Obligor (other than any such claim resulting from a breach of this Agreement by a Secured Party, or any challenge, contest or dispute alleging arithmetical error in the determination of a claim), or that would have the effect of invalidating any such claim, or support any Person who takes any such action.

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5.06

Rights of Secured Parties as to Secured Obligations. Notwithstanding any other provision of this Agreement, the right of each Secured Party to receive payment of the Secured Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise) as expressed in any instrument evidencing or agreement governing such Secured Obligations, or to institute suit for the enforcement of such payment on or after such due date, and the obligation of the Obligors to pay their respective Secured Obligations when due, shall not be impaired or affected without the consent of such Secured Party given in accordance with the Debt Documents to which such Secured Party is a party or its Secured Obligations are bound; provided that, notwithstanding the foregoing, each Secured Party agrees that it will not attempt to exercise remedies with respect to any Collateral except as provided in this Agreement.

Section 6.

Covenants of the Obligors. In furtherance of the grant of the security interest pursuant to Section 4, each Obligor hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

6.01

Delivery and Other Perfection.

(a)

With respect to any Portfolio Investment or other Collateral as to which physical possession by the Collateral Agent or the Custodian is required in order for such Portfolio Investment or Collateral to have been “Delivered”, such Obligor shall take such actions as shall be necessary to effect Delivery thereof within 60 days after the acquisition thereof by an Obligor with respect to any such Portfolio Investment or Collateral acquired after the Effective Date. Notwithstanding anything to the contrary contained herein, if any instrument, promissory note, agreement, document or certificate held by the Custodian is destroyed or lost not as a result of any action of the Borrower, then the Borrower shall use commercially reasonable efforts from the date when the Borrower has knowledge of such loss or destruction to obtain from the underlying borrower, and deliver to the Custodian, a replacement instrument, promissory note, agreement, document or certificate. As to all other Collateral, such Obligor shall cause the same to be Delivered within five (5) Business Days of the acquisition thereof; provided that Delivery shall not be required with respect to (1) Excluded Accounts, and (2) immaterial assets so long as (x) such assets are not included in the calculation of Total Portfolio Value, (y) the Collateral Agent has a perfected first priority lien (subject to Eligible Liens) on such assets and no other Person exercises NYUCC Control over such assets and such assets have not been otherwise “Delivered” to any other Person, and (z) the aggregate value of such assets described in this Section 6.01(a)(2) does not at any time exceed $75,000; and provided, further, that the proviso to clause (h) of the definition of “Delivery” does not apply to any participation in a loan held by an Obligor pursuant only to a customary participation agreement (it being understood that under no circumstances will participations in a loan be included as an Eligible Portfolio Investment, as defined in the Revolving Credit Facility, whether or not such clause (h) has been complied with). Any financing statement or amendment filed by the Collateral Agent may describe the Collateral in the same manner as described in this Agreement, or may contain a description of collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary to ensure the perfection of the security interest in the Collateral granted under this Agreement, including describing such property as “all assets”, “all personal property” or “all assets other than Excluded Assets”, whether now owned or hereafter acquired and wherever located. In addition, and without limiting the generality of the foregoing (but subject to the limitations therein), each Obligor shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to create, preserve, perfect, maintain the perfection of or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such security interest, and without limiting the foregoing, shall:

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(i)

keep full and accurate books and records relating to the Collateral in all material respects; and

(ii)

permit representatives of the Collateral Agent, upon reasonable prior notice, all at such reasonable times during normal business hours, to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor’s place of business to receive copies of communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may reasonably require; provided that each such Obligor shall be entitled to have its representatives and advisors present during any inspection of its books and records at such Obligor’s place of business and the Collateral Agent shall not conduct more than one such inspection and visit in any calendar year unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year; provided, further, that between the inspections under Section 5.06(a) of the Revolving Credit Facility and the inspections under this Section 6.01(a)(ii), there shall be not more than one inspection and visit to the offices of FS Investment Advisor, LLC in any calendar year, and one inspection and visit to the office of the Custodian in any calendar year, in each case unless an Event of Default has occurred and is continuing at the time of any subsequent inspections during such calendar year.

(b)

Unless released from the Collateral pursuant to Section 9.03(e) or (f), once any Portfolio Investment has been Delivered, the Obligors shall not take or permit any action that would result in such Portfolio Investment no longer being Delivered hereunder and shall promptly from time to time give, execute, deliver, file, record, authorize or obtain all such financing statements, continuation statements, notices, instruments, documents, account control agreements or any other agreements or consents or other papers as may be necessary in the reasonable judgment of the Collateral Agent to continue the Delivered status of any Collateral. Without limiting the generality of the foregoing, the Obligors shall not terminate any arrangement with the Custodian unless and until a successor Custodian reasonably satisfactory to the Collateral Agent has been appointed and has executed all documentation necessary to continue the Delivered status of the Collateral, which documentation shall be in form and substance reasonably satisfactory to the Collateral Agent.

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6.02

Name; Jurisdiction of Organization, Etc. Each Obligor agrees that (a) without providing at least thirty (30) days prior written notice to the Collateral Agent (or such shorter period as may be approved by the Collateral Agent in its sole discretion), such Obligor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number if it has one, (b) if such Obligor does not have an organizational identification number and later obtains one, such Obligor will forthwith notify the Collateral Agent of such organizational identification number, and (c) such Obligor will not change its type of organization, jurisdiction of organization or other legal structure unless such change is specifically permitted hereby or by the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) and such Obligor provides the Collateral Agent with at least thirty (30) days prior written notice of such permitted change (or such shorter period approved by the Collateral Agent).

6.03

Other Liens, Financing Statements or Control. Except as otherwise permitted under the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)), and the applicable provisions of each other Debt Document, the Obligors shall not (a) create or suffer to exist any Lien upon or with respect to any Collateral, (b) file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to any of the Collateral in which the Collateral Agent is not named as the sole Collateral Agent for the benefit of the Secured Parties, or (c) cause or permit any Person other than the Collateral Agent to have NYUCC Control of any Deposit Account, Electronic Chattel Paper, Investment Property or Letter-of-Credit Right constituting part of the Collateral.

6.04

Transfer of Collateral. Except as otherwise permitted under the Revolving Credit Facility and the other Debt Documents, the Obligors shall not sell, transfer, assign or otherwise dispose of any Collateral.

6.05

Additional Subsidiary Guarantors. As contemplated by the Revolving Credit Facility, new Subsidiaries of the Borrower formed or acquired by the Borrower after the date hereof (other than a CFC, a Transparent Subsidiary or a Tax Blocker Subsidiary), existing Subsidiaries of the Borrower that after the date hereof cease to constitute CFCs, Transparent Subsidiaries or Tax Blocker Subsidiaries under the Revolving Credit Facility, and any other Person that otherwise becomes a Subsidiary (other than a CFC, a Transparent Subsidiary or a Tax Blocker Subsidiary) within the meaning of the definition thereof, are required to become a “Subsidiary Guarantor” under this Agreement, by executing and delivering to the Collateral Agent a Guarantee Assumption Agreement in the form of Exhibit A hereto. Accordingly, upon the execution and delivery of any such Guarantee Assumption Agreement by any such Subsidiary, such Subsidiary shall automatically and immediately, and without any further action on the part of any Person, become a “Subsidiary Guarantor” and an “Obligor” for all purposes of this Agreement, and Annexes 2.05, 2.07, 2.08, 2.09, 2.10 and 2.11 hereto shall be deemed to be supplemented in the manner specified in such Guarantee Assumption Agreement. In addition, upon execution and delivery of any such Guarantee Assumption Agreement, the new Subsidiary Guarantor makes the representations and warranties set forth in Section 2 as of the date of such Guarantee Assumption Agreement and shall be permitted to update the Annexes with respect to such Subsidiary.

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6.06

Control Agreements. No Obligor shall open or maintain any account with any bank, securities intermediary or commodities intermediary (other than any Excluded Account , provided that, no other Person (other than the depository institution at which such account is maintained) shall have “control” over such account (within the meaning of the Uniform Commercial Code) and such account shall not have been otherwise “Delivered” to any other Person) unless such Obligor has notified the Collateral Agent of such account and the Collateral Agent has NYUCC Control over such account pursuant to a control agreement in form and substance reasonably satisfactory to the Collateral Agent.

6.07

Revolving Credit Facility. Each Subsidiary Guarantor agrees to perform, comply with and be bound by the covenants of the Revolving Credit Facility (as long as any of the Credit Agreement Obligations are outstanding (other than unasserted contingent obligations)) (which provisions are incorporated herein by reference), applicable to such Subsidiary Guarantor as if each Subsidiary Guarantor were a signatory to the Revolving Credit Facility.

6.08

Pledged Equity Interests.

(a)

In the event any Obligor acquires rights in any Pledged Equity Interest after the date hereof or any Excluded Equity Interest held by any Obligor becomes a Pledged Equity Interest after the date hereof because it ceases to constitute an Excluded Equity Interest, such Obligor shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, reflecting such new Pledged Equity Interests. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Pledged Equity Interests immediately upon any Obligor’s acquisition of rights therein and shall not be affected by the failure of any Obligor to deliver a supplement to Annex 2.07 as required hereby; and

(b)

Without the prior written consent of the Collateral Agent, no Obligor shall vote to enable or take any other action to: (a) amend or (other than in connection with a liquidation permitted under Section 6.03 of the Revolving Credit Facility) terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially and adversely changes the rights of such Obligor with respect to any Pledged Equity Interest in a manner inconsistent with the terms of this Agreement or any Debt Document or that adversely affects the validity, perfection or priority of the Collateral Agent’s security interest or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Equity Interest, (b) other than as permitted under the Revolving Credit Facility and each other Debt Document, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, or (c) cause any issuer of any Pledged Equity Interests which are interests in a partnership or limited liability company and which are not securities (for purposes of the NYUCC) on the date hereof to elect or otherwise take any action to cause such Pledged Equity Interests to be treated as securities for purposes of the NYUCC; except if such Obligor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable in the Collateral Agent’s reasonable discretion to establish the Collateral Agent’s NYUCC Control thereof; and

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(c)

Each Obligor consents to the grant by each other Obligor of a security interest in all Pledged Equity Interests to the Collateral Agent and, without limiting the foregoing, consents to the transfer of any Pledged Equity Interest to the Collateral Agent or its nominee following the occurrence and during the continuation of an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

6.09

Voting Rights, Dividends, Etc. in Respect of Pledged Interests.

(a)

So long as no Event of Default shall have occurred and be continuing:

(i)

each Obligor may exercise any and all voting and other consensual rights pertaining to any Pledged Interests for any purpose not inconsistent with the terms of this Agreement or any Debt Document; provided, however, that none of the Obligors will exercise or refrain from exercising any such right, as the case may be, if such action (or inaction) could reasonably be expected to adversely affect in any material respect the value, liquidity or marketability of any Collateral in a manner inconsistent with the terms of this Agreement or any Debt Document or the creation, perfection and priority of the Collateral Agent’s Lien or the ability of the Collateral Agent to exercise its rights and remedies under this Agreement with respect to such Pledged Interest;

(ii)

each of the Obligors may receive and retain any and all dividends, interest or other distributions paid in respect of the Pledged Interests to the extent not prohibited by the Debt Documents; provided, however, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and Instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Interests, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Interests in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Interests, together with any dividend, interest or other distribution or payment which at the time of such payment was not permitted by the Debt Documents, shall constitute Collateral and remain subject to the Lien of the Collateral Agent; provided that the Obligors shall be permitted to take any action with respect to the cash described in (B) and (C) not prohibited by the other Debt Documents; and

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(iii)

the Collateral Agent will execute and deliver (or cause to be executed and delivered) to any Obligor all such proxies and other instruments as such Obligor may reasonably request for the purpose of enabling such Obligor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 6.09(a)(i) hereof and to receive the dividends, interest and/or other distributions which it is authorized to receive and retain pursuant to Section 6.09(a)(ii) hereof.

(b)

Upon the occurrence and during the continuance of an Event of Default:

(i)

all rights of each Obligor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.09(a)(i) hereof, and to receive the dividends, distributions, interest and other payments that it would otherwise be authorized to receive and retain pursuant to Section 6.09(a)(ii) hereof, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Interests such dividends, distributions and interest payments;

(ii)

the Collateral Agent is authorized to notify each debtor with respect to the Pledged Debt or other Portfolio Investments to make payment directly to the Collateral Agent (or its designee) and may collect any and all moneys due or to become due to any Obligor in respect of the Pledged Debt or other Portfolio Investments, and each of the Obligors hereby authorizes each such debtor to make such payment directly to the Collateral Agent (or its designee) without any duty of inquiry;

(iii)

without limiting the generality of the foregoing, the Collateral Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Interests or any Portfolio Investments as if it were the absolute owner thereof, including the right to exchange, in its discretion, any and all of the Pledged Interests or any Portfolio Investments upon the merger, consolidation, reorganization, recapitalization or other adjustment of any issuer thereof, or upon the exercise by any such issuer of any right, privilege or option pertaining to any Pledged Interests or any Portfolio Investments, and, in connection therewith, to deposit and deliver any and all of the Pledged Interests or any Portfolio Investments with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

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(iv)

all dividends, distributions, interest and other payments that are received by any of the Obligors contrary to the provisions of Section 6.09(b)(i) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Obligors, and shall be forthwith paid over to the Collateral Agent as Pledged Interests in the exact form received with any necessary indorsement and/or appropriate stock powers duly executed in blank, to be held by the Collateral Agent as Pledged Interests and as further collateral security for the Secured Obligations.

6.10

Commercial Tort Claims. Each Obligor agrees that with respect to any Commercial Tort Claim in excess of $100,000 individually hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto, identifying such new Commercial Tort Claims.

6.11

Intellectual Property. Each Obligor hereby covenants and agrees as follows:

(a)

it shall not do any act or omit to do any act whereby any of the Intellectual Property which such Obligor determines in its reasonable business judgment is material to the business of such Obligor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

(b)

it shall not, with respect to any Trademarks which such Obligor determines in its reasonable business judgment are material to the business of such Obligor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any such Trademark at a level which such Obligor determines in its reasonable business judgment to be appropriate to maintain the value of such Trademarks, and each Obligor shall take all steps reasonably necessary to ensure that licensees of such Trademarks use such consistent standards of quality;

(c)

it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that in its reasonable business judgment is material to the business of any Obligor may become (a) abandoned or dedicated to the public or placed in the public domain, (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court, other than in the ordinary course of prosecuting and/or maintaining the applications or registrations of such Intellectual Property;

(d)

it shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Obligor that such Obligor determines in its reasonable business judgment is material to its business which is now or shall become included in the Intellectual Property Collateral;

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(e)

in the event that it has knowledge that any Intellectual Property owned by or exclusively licensed to any Obligor is infringed, misappropriated, or diluted by a third party, such Obligor shall, except as it determines otherwise in its reasonable business judgment, promptly take all reasonable actions to stop such infringement, misappropriation, or dilution and protect its rights in such Intellectual Property including the initiation of a suit for injunctive relief and to recover damages;

(f)

it shall promptly (but in no event more than thirty (30) days after any Obligor obtains knowledge thereof) report to the Collateral Agent (i) the filing by or on behalf of such Obligor of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing and (ii) the registration of any Intellectual Property owned by such Obligor by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all supplements to Annexes thereto;

(g)

it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent any document required to acknowledge, confirm, register, record, or perfect the Collateral Agent’s interest in any part of the Intellectual Property Collateral, whether now owned or hereafter acquired by or on behalf of such Obligor, including intellectual property security agreements in the form of Exhibit B hereto;

(h)

it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Obligor’s rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

(i)

it shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents; and

(j)

it shall continue to collect, at its own expense, all amounts due or to become due to such Obligor in respect of the Intellectual Property Collateral or any portion thereof. In connection with such collections, each Obligor may take (and, while an Event of Default exists at the Collateral Agent’s reasonable direction, shall take) such action as such Obligor or the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, while an Event of Default exists the Collateral Agent shall have the right at any time, to notify, or require any Obligor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

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Section 7.

Acceleration Notice; Remedies; Distribution of Collateral.

7.01

Notice of Acceleration. Upon receipt by the Collateral Agent of a written notice from any Secured Party which (i) expressly refers to this Agreement, (ii) describes an event or condition which has occurred and is continuing and (iii) expressly states that such event or condition constitutes an Acceleration as defined herein, the Collateral Agent shall promptly notify each other party hereto of the receipt and contents thereof (any such notice is referred to herein as an “Acceleration Notice”).

7.02

Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

7.03

Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

(a)

each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in the Collateral Agent’s request;

(b)

the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

(c)

the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not the Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the fullest extent permitted by applicable law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

(d)

the Collateral Agent in its discretion may, in its name or in the name of any Obligor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

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(e)

the Collateral Agent may, upon reasonable prior notice (provided that at least ten Business Days’ prior written notice shall be deemed to be reasonable) to the Obligors of the time and place (or, if such sale is to take place on the NYSE or any other established exchange or market, prior to the time of such sale or other disposition), with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the other Secured Parties or any of their respective agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems appropriate, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any other Secured Party or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter, to the fullest extent permitted by law, hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released, to the fullest extent permitted by law.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section shall be applied in accordance with Section 7.06.

The Obligors recognize that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Obligors acknowledge that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that to the extent any such private sale is conducted by the Collateral Agent in a commercially reasonable manner, the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the Obligors, or the issuer thereof, to register it for public sale.

7.04

Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 7.03 are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Obligors shall remain liable for any deficiency.

7.05

Private Sale. The Collateral Agent and the Secured Parties shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 7.03 conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, so long as such private sale was conducted in a commercially reasonable manner.

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7.06

Application of Proceeds. Except as otherwise herein expressly provided in this Section 7.06, after the occurrence and during the continuance of an Event of Default pursuant to exercise of any remedies under Section 7 of this Agreement, the proceeds of any collection, sale or other realization by the Collateral Agent of all or any part of the Collateral of any Obligor (including any other cash of any Obligor at the time held by the Collateral Agent under this Agreement in respect of Collateral or in respect of the guaranty obligations of the Subsidiary Guarantors under this Agreement) shall be applied by the Collateral Agent as follows:

First, to the payment of reasonable and documented costs and expenses of such collection, sale or other realization, including reasonable and documented out-of-pocket costs and expenses of the Collateral Agent and the reasonable and documented fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

Second, to the payment of any fees and other amounts then owing by such Obligor to the Collateral Agent in its capacity as such;

Third, to the payment of the Secured Obligations (including the provision of cash collateral for any outstanding letters of credit) of such Obligor then due and payable, in each case to each Secured Party ratably in accordance with the amount of Secured Obligations then due and payable to such Secured Party (it being understood that, for the purposes hereof, the outstanding principal amount of the Loans under the Revolving Credit Facility shall be deemed then due and payable whether or not any Acceleration of such loans has occurred); and

Fourth, after application as provided in clauses “First”, “Second” and “Third” above, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

For the avoidance of doubt, payments made pursuant to Sections 2.09(b), (c) and (d) of the Revolving Credit Facility (or any analogous provisions in any amendment, modification, supplement, amendment and restatement, extension, refinancing or replacement thereof) shall not be subject to this Section 7.06 or to Section 5.02 unless the Collateral Agent, after the occurrence and continuation of an Event of Default, has directed the actions giving rise to such payments. In making the allocations required by this Section, the Collateral Agent may rely upon its records and information supplied to it pursuant to Section 8.02, and the Collateral Agent shall have no liability to any of the other Secured Parties for actions taken in reliance on such information, except to the extent of its gross negligence or willful misconduct. The Collateral Agent may, in its sole discretion, at the time of any application under this Section, withhold all or any portion of the proceeds otherwise to be applied to the Secured Obligations as provided above and maintain the same in a segregated cash collateral account in the name and under the exclusive NYUCC Control of the Collateral Agent, to the extent that it in good faith believes that the information provided to it pursuant to Section 8.02 is either incomplete or inaccurate and that application of the full amount of such proceeds to the Secured Obligations would be disadvantageous to any Secured Party. All distributions made by the Collateral Agent pursuant to this Section shall be final (subject to any decree of any court of competent jurisdiction), and the Collateral Agent shall have no duty to inquire as to the application by the other Secured Parties of any amounts distributed to them.

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7.07

Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default, the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 7 and taking any action and executing any instruments which the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 7 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

7.08

Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, upon the occurrence and during the continuance of an Event of Default, to exercise rights and remedies hereunder at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Obligor hereby grants to the Collateral Agent, if and only to the extent of such Obligor’s rights to grant the same, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property Collateral (other than any Excluded Assets) now owned or hereafter acquired by such Obligor. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

7.09

Authority. Notwithstanding anything to the contrary contained herein, in no event shall the Collateral Agent take, or be permitted to take, any Enforcement Action with respect to the Collateral without at least three Business Days prior notice to the Secured Parties, and will refrain from taking such Enforcement Action if so directed by the Required Secured Parties during such three Business Day period; provided that the Collateral Agent may take such Enforcement Action during such three Business Day period if so directed by the Required Secured Parties.

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7.10

Exercise of Control. With respect to any Deposit Account or Securities Account over which the Collateral Agent has Control, the Collateral Agent shall not deliver any direction for the disposition of funds or other property, entitlement order or notice of exclusive control (any such action, a “Control Action”) unless an Event of Default has occurred (it being understood that, once the Collateral Agent has commenced taking any Control Action, such action or actions shall continue until the Collateral Agent is directed otherwise by the requisite number of lenders).

Section 8.

The Collateral Agent.

8.01

Appointment; Powers and Immunities. Each Revolving Lender and the Revolving Administrative Agent hereby irrevocably appoints and authorizes Barclays to act as its agent hereunder with such powers as are specifically delegated to the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The provisions of this Article VIII (other than the Borrower’s right to consent to the appointment of a successor Collateral Agent in accordance with Section 8.08) are solely for the benefit of the Collateral Agent and the Secured Parties, and no Obligor shall have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. The Collateral Agent (which term as used in this sentence and in Section 8.06 and the first sentence of Section 8.07 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a)

shall have no duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for, or a fiduciary with respect to, any Revolving Lender;

(b)

shall not be responsible to the Revolving Lenders or the Revolving Administrative Agent for any recitals, statements, representations or warranties of any Obligor contained in this Agreement or in any notice delivered hereunder, or in any other certificate or other document referred to or provided for in, or received by it under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document referred to or provided for herein or therein or for any failure by the Obligors or any other Person to perform any of its obligations hereunder;

(c)

shall not be required to initiate or conduct any litigation or collection proceedings hereunder except, subject to Section 8.07, for any such litigation or proceedings relating to the enforcement of the guarantee set forth in Section 3, or the Liens created pursuant to Section 4; and

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(d)

shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct.

8.02

Information Regarding Secured Parties. The Borrower will at such times and from time to time as shall be reasonably requested by the Collateral Agent, supply a list in form and detail reasonably satisfactory to the Collateral Agent setting forth the amount of the Secured Obligations held by each Secured Party (excluding, so long as Barclays is both the Collateral Agent and the Revolving Administrative Agent, the Credit Agreement Obligations) as at a date specified in such request. The Collateral Agent shall provide any such list to any Secured Party upon request. The Collateral Agent shall be entitled to rely upon such information, and such information shall be conclusive and binding for all purposes of this Agreement, except to the extent the Collateral Agent shall have been notified by a Secured Party that such information as set forth on any such list is inaccurate or in dispute between such Secured Party and the Borrower.

8.03

Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telecopy, telex, telegram, cable or electronic mail) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Collateral Agent. As to any matters not expressly provided for by this Agreement, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by (i) the Required Secured Parties or (ii) where expressly permitted for in Section 9.03, the Required Secured Parties, and such instructions of (i) the Required Secured Parties or (ii) where expressly permitted for in Section 9.03, the Required Secured Parties, and any action taken or failure to act pursuant thereto shall be binding on all of the Secured Parties. If in one or more instances the Collateral Agent takes any action or assumes any responsibility not specifically delegated to it pursuant to this Agreement, neither the taking of such action nor the assumption of such responsibility shall be deemed to be an express or implied undertaking on the part of the Collateral Agent that it will take the same or similar action or assume the same or similar responsibility in any other instance.

8.04

Rights as a Secured Party. With respect to its obligation to extend credit under the Revolving Credit Facility, Barclays (and any successor acting as Collateral Agent) in its capacity as a Revolving Lender under the Revolving Credit Facility, shall have the same rights and powers hereunder as any other Secured Party and may exercise the same as though it were not acting as Collateral Agent, and the term “Secured Party” or “Secured Parties” shall, unless the context otherwise indicates, include the Collateral Agent in its individual capacity. Barclays (and any successor acting as Collateral Agent) and its Affiliates may (without having to account therefor to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any of the Obligors (and any of their Subsidiaries or Affiliates) as if it were not acting as Collateral Agent, and Barclays and its Affiliates may accept fees and other consideration from any of the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the other Secured Parties.

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8.05

Indemnification. Each Revolving Lender by acceptance of the benefits of this Agreement and the other Security Documents agrees to indemnify the Collateral Agent and each Related Party of the Collateral Agent (each such Person being called an “Indemnitee”) (to the extent not reimbursed under Section 9.04, but without limiting the obligations of the Obligors under Section 9.04) ratably in accordance with the aggregate Secured Obligations held by the Revolving Lenders, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee (including by any other Secured Party) arising out of or by reason of any investigation in connection with or in any way relating to or arising out of this Agreement, any other Debt Documents, or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that the Obligors are obligated to pay under Section 9.04, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents; provided, that no Revolving Lender shall be liable for any of the foregoing to the extent they are determined by a court of competent jurisdiction in a final, nonappealable judgment to have resulted from the gross negligence or willful misconduct of the party to be indemnified.

8.06

Non-Reliance on Collateral Agent and Other Secured Parties. The Revolving Administrative Agent and each Revolving Lender by acceptance of the benefits of this Agreement and the other Security Documents agrees that it has, independently and without reliance on the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower, the Subsidiary Guarantors and their Subsidiaries and decision to extend credit to the Borrower in reliance on this Agreement and that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and any Debt Document to which it is a party. Except as otherwise expressly provided herein, the Collateral Agent shall not be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Debt Document or any other document referred to or provided for herein or therein or to inspect the properties or books of any Obligor. The Collateral Agent shall not have any duty or responsibility to provide any other Secured Party with any credit or other information concerning the affairs, financial condition or business of any Obligor or any of its Subsidiaries (or any of their Affiliates) that may come into the possession of the Collateral Agent or any of its Affiliates, except for notices, reports and other documents and information expressly required to be furnished to the other Secured Parties by the Collateral Agent hereunder.

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8.07

Failure to Act. Except for action expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall receive further assurances to its satisfaction from the other Secured Parties of their indemnification obligations under Section 8.05 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall not be required to take any action that in the judgment of the Collateral Agent would violate any applicable law.

8.08

Resignation of Collateral Agent. Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the other Secured Parties and the Obligors. Upon any such resignation, the Required Secured Parties shall have the right, with the consent of the Borrower not to be unreasonably withheld (provided that no such consent shall be required if an Event of Default has occurred and is continuing) to appoint a successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent’s giving of written notice of its resignation, then the retiring Collateral Agent may, on behalf of the other Secured Parties, appoint a successor Collateral Agent, that shall be a financial institution that has an office in New York, New York and has a combined capital and surplus and undivided profits of at least $1,000,000,000. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor, and such payment to be made as and when invoiced by the successor Collateral Agent.

8.09

Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such agents or attorneys-in-fact.

Section 9.

Miscellaneous.

9.01

Notices. All notices, requests, consents and other demands hereunder and other communications provided for herein shall be given or made in writing, (a) to any party hereto, telecopied, e-mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages to this Agreement (provided that notices to any Subsidiary Guarantor shall be given to such Subsidiary Guarantor care of the Borrower at the address for the Borrower specified herein) or (b) as to any party, at such other address as shall be designated by such party in a written notice to each other party. All notices to any Revolving Lender that is not a party hereto shall be given to the Revolving Administrative Agent.

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9.02

No Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

9.03

Amendments to Security Documents, Etc. Except as otherwise provided in any Security Document, the terms of this Agreement and the other Security Documents may be waived, altered or amended only by an instrument in writing duly executed by each Obligor and the Collateral Agent, with the consent of the Required Secured Parties; provided, that, subject to the provisions related to “Defaulting Lenders” (or equivalent term) in the Revolving Credit Facility:

(a)

no such amendment shall directly and adversely affect the relative rights of any Secured Party as against any other Secured Party without the prior written consent of such affected Secured Party;

(b)

without the prior written consent of each of the Revolving Lenders, the Collateral Agent shall not release all or substantially all of the collateral under the Security Documents or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under Section 3 hereof (and if any amounts have become due and payable in respect of any Swap Agreement Obligations, and such amounts shall have remained unpaid for 30 or more days, then the prior written consent (voting as a single group) of the holders of a majority in interest of the Swap Agreement Obligations will also be required to release all or substantially all of such collateral or guarantee obligations);

(c)

without the consent of each of the Secured Parties, no modification, supplement or waiver shall modify the definition of the term “Required Secured Parties” or modify in any other manner the number of percentage of the Secured Parties required to make any determinations or waive any rights under any Security Document;

(d)

without the consent of the Collateral Agent, no modification, supplement or waiver shall modify the terms of Section 8;

(e)

the Collateral Agent is authorized to release (and shall, promptly, following request by the Borrower, release) any Collateral that is either the subject of a disposition not prohibited under the Revolving Credit Facility, or to which the Required Secured Parties shall have consented and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; notwithstanding the foregoing, Portfolio Investments constituting Collateral shall be automatically released from the lien of this Agreement and the other Security Documents, without any action of the Collateral Agent or any other Secured Party, in connection with any disposition of Portfolio Investments that (i) occurs in the ordinary course of the Borrower’s business and (ii) is not prohibited under any of the Debt Documents; and

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(f)

the Collateral Agent is authorized to release (and shall, promptly, following request by the Borrower, release) any Subsidiary Guarantor from any of its guarantee obligations under Section 3 hereof to the extent such Subsidiary is (x) the subject of a disposition not prohibited under the Debt Documents, (y) ceases to be a Subsidiary as a result of a transaction not prohibited under the Debt Documents, or (z) to which each of the Required Secured Parties shall have consented, and, upon such release, the Collateral Agent is authorized to release (and shall, promptly, following request by the Borrower, release) any collateral security granted by such Subsidiary Guarantor hereunder and under the other Security Documents and will, at the Obligors’ expense, execute and deliver to any Obligor such documents (including any UCC termination statements, lien releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form)) as such Obligor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby.

Any such amendment or waiver shall be binding upon the Collateral Agent, each Secured Party and each Obligor. In connection with any release of Collateral from the Lien of this Agreement and the other Security Documents, the Collateral Agent will promptly, following request by the Borrower, (i) execute and deliver assignments, bills of sale, termination statements and other releases and instruments (in recordable form if appropriate) provided for signature by the Borrower or the applicable Obligor, (ii) deliver any portion of the Collateral in its possession, and (iii) otherwise take such actions, and cause or permit the Custodian to take such actions, in each case as the Borrower may reasonably request in order to effect the release and transfer of such Collateral. Notwithstanding the foregoing to the contrary, if the Termination Date shall have occurred with respect to any Class, then the consent rights of such Class (and the related Required Secured Parties) under this Section 9.03 shall terminate.

9.04

Expenses; Indemnity; Damage Waiver.

(a)

Costs and Expenses. The Obligors hereby jointly and severally agree to reimburse the Collateral Agent and each of the other Secured Parties and their respective Affiliates for all reasonable and documented out-of-pocket costs and expenses incurred by them (including the reasonable and documented fees, charges and disbursements of a single firm of legal counsel for the Collateral Agent and the Secured Parties collectively (and excluding the allocated costs of internal counsel) and, if necessary, the reasonable and documented fees, costs and expenses of one local counsel per jurisdiction), in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform in the time period required under this Agreement, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings of any Obligor, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (y) judicial or regulatory proceedings arising from or related to this Agreement and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 4.

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(b)

Indemnification by the Obligors. The Obligors shall indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses including the reasonable documented and out-of-pocket fees, charges and disbursements of counsel for any Indemnitee (other than the allocated costs of internal counsel), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (1) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the fraud, willful misconduct or gross negligence of such Indemnitee, (2) result from a claim brought against such Indemnitee for a material breach of such Indemnitee’s obligations under this Agreement or the other Loan Documents, if there has been a final and nonappealable judgment against such Indemnitee on such claim as determined by a court of competent jurisdiction or (3) result from a claim arising as a result of a dispute between Indemnitees (other than (x) any dispute involving claims against the Revolving Administrative Agent, in each case in its capacity as such, and (y) claims arising out of any act or omission by the Borrower or its Affiliates); provided, further, that the Obligors’ obligation to reimburse or cause to be reimbursed legal fees of any Indemnitee shall be limited to the reasonable, documented and out-of-pocket fees, costs and expenses of one primary outside counsel for all Indemnitees and, if necessary, of a single local counsel in each appropriate jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such Indemnitees and, solely in the case of an actual or reasonably perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Indemnitees.

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Neither the Borrower nor any Obligor shall be liable to any Indemnitee for any special, indirect, consequential or punitive damages arising out of, or in connection with, this Agreement asserted by an Indemnitee against the Borrower or any other Obligor; provided that the foregoing limitation shall not be deemed to impair or affect the Obligations of the Obligors under the preceding provisions of this subsection.

9.05

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of parties hereto and the respective successors and assigns of the Obligors and the Secured Parties (provided that none of the Obligors shall assign or transfer its rights or obligations hereunder without the prior written consent of both of the Collateral Agent and the Revolving Administrative Agent).

9.06

Counterparts; Integration; Effectiveness; Electronic Execution.

(a)

Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Collateral Agent constitute the entire contract between and among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Collateral Agent and when the Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic mail (including .pdf format) shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)

Electronic Execution of Assignments. The words “execution,” “signed,” “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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9.07

Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

9.08

Governing Law; Jurisdiction; Etc.

(a)

Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)

Submission to Jurisdiction. Each Obligor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York or the United States located in the Borough of Manhattan in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Obligor or its properties in the courts of any jurisdiction.

(c)

Waiver of Venue. Each Obligor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)

Service of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.09

Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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9.10

Headings. Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

9.11

Termination. When all Secured Obligations of any Class have been paid in full (other than unasserted contingent obligations), and all Commitments of the holders thereof to extend credit that would be Secured Obligations have expired or been terminated and any letters of credit outstanding under the Revolving Credit Facility have (i) expired, (ii) terminated, (iii) been cash collateralized or (iv) otherwise backstopped in a manner reasonably acceptable to the Revolving Administrative Agent or any issuing bank, as applicable, in each case in accordance with the terms of the applicable Debt Documents, and all outstanding letter of credit disbursements under any such Debt Documents then outstanding have been reimbursed, the Collateral Agent shall, on behalf of the holders of such Secured Obligations, deliver to the Obligors such termination statements and releases and other documents necessary and appropriate to evidence the termination of all agreements, obligations and liens related to such Secured Obligations, as the Obligors may reasonably request all at the sole cost and expense of the Obligors; provided, however, that the Collateral Agent shall not have any obligation to do so under the circumstances set forth in the parenthetical provision in Section 9.03(b) except to the extent provided therein.

9.12

Confidentiality. The Collateral Agent acknowledges and agrees that Section 9.13 of the Revolving Credit Facility will bind the Collateral Agent to the same extent as it binds the Revolving Administrative Agent.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.

BRYN MAWR FUNDING LLC

By:	/s/ Gerald F. Stahlecker
Name: Title:	Gerald F. Stahlecker Executive Vice President

Address for Notices

Bryn Mawr Funding LLC
c/o FS Energy and Power Fund
201 Rouse Boulevard
Philadelphia, PA 19112
Attention: Gerald F. Stahlecker
Telecopy Number: (215) 222-4649
Direct Telephone: (215) 495-1169
Main Telephone: (215) 495-1150
E-mail: jerry.stahlecker@franklinsquare.com

with a copy to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attention: Jay R. Alicandri, Esq.
Telecopier: (212) 698-3599
Telephone: (212) 698-3800
E-mail: jay.alicandri@dechert.com

BARCLAYS BANK PLC,
as Revolving Administrative Agent and Collateral Agent

By:	/s/ Luke Syme
Name: Title:	Luke Syme Assistant Vice President

Address for Notices

Barclays Bank PLC
1301 Sixth Avenue
New York, NY 10019
Attention: Anand Vignesh
Telecopy Number: (972) 535-5728
E-mail: wipronyagency@barclays.com

with a copy to (which shall not
constitute notice):

Mayer Brown LLP
214 North Tryon Street, Suite 3800
Charlotte, NC 28202
Attention: Keith F. Oberkfell
Telecopy Number: (704) 377-2033
Telephone Number: (704) 444-3549
E-mail: koberkfell@mayerbrown.com